EXHIBIT 11
                     MICRO WAREHOUSE, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              Primary
                                                                          Three Months Ended
                                                                          March     March 31,
                                                                         31, 1997     1996
                                                                         -------    --------
Net Income (Loss)
Income (loss) before extraordinary charge                                $ 7,813    ($ 5,101)
Extraordinary loss on early extinguishment of debt, net of taxes              --       1,584
                                                                         -------    --------

Net income (loss)                                                        $ 7,813    ($ 6,685)
                                                                         =======    ========

Shares
Weighted average common shares outstanding                                34,364      33,996
Common equivalent shares                                                      73          --
                                                                         -------    --------

Weighted average common shares and common equivalent shares outstanding   34,437      33,996
                                                                         =======    ========

Per Share
Income (loss) before extraordinary charge                                $  0.23    ($  0.15)
Extraordinary loss on early extinguishment of debt, net of taxes              --       (0.05)
                                                                         -------    --------

Net income (loss)                                                        $  0.23    ($  0.20)
                                                                         =======    ========


                                                                            Fully Diluted
                                                                          Three Months Ended
                                                                          March     March 31,
                                                                         31, 1997     1996
                                                                         -------    --------
Net Income (Loss)
Income (loss) before extraordinary charge                                $ 7,813    ($ 5,101)
Extraordinary loss on early extinguishment of debt, net of taxes              --       1,584
                                                                         -------    --------

Net income (loss)                                                        $ 7,813    ($ 6,685)
                                                                         =======    ========

Shares
Weighted average common shares outstanding                                34,364      33,996
Common equivalent shares                                                      84          --
                                                                         -------    --------

Weighted average common shares and common equivalent shares outstanding   34,448      33,996
                                                                         =======    ========

Per Share
Income (loss) before extraordinary charge                                $  0.23    ($  0.15)
Extraordinary loss on early extinguishment of debt, net of taxes              --       (0.05)
                                                                         -------    --------

Net income (loss)                                                        $  0.23    ($  0.20)
                                                                         =======    ========